CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 20, 2009, relating to the financial statements and financial highlights which appear in the June 30, 2009 Annual Report to Shareholders of the Allianz CCM Capital Appreciation Fund, Allianz CCM Focused Growth Fund, Allianz CCM Mid-Cap Fund, and Allianz CCM Emerging Companies Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Principal Service Providers” in such Registration Statement.

With respect to the Managers Cadence Capital Appreciation Fund, the Managers Cadence Emerging Companies Fund, the Managers Cadence Focused Growth Fund and the Managers Cadence Mid-Cap Fund, we also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Other Principal Service Providers” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri June 22, 2010